EXHIBIT 4.19

CONFIDENTIAL TREATMENT

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT

BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT

TREATS AS PRIVATE OR CONFIDENTIAL

Supplemental Agreement No. 16

to

Purchase Agreement No. 2191

between

The Boeing Company

and

COPA Holdings, S.A., Inc. Relating to

Boeing Model 737 Aircraft

THIS SUPPLEMENTAL AGREEMENT entered into as of                         , 2008 by and between THE BOEING COMPANY, a Delaware corporation with its principal office in Seattle, Washington, (Boeing) and COPA HOLDINGS, S.A., INC. (Customer);

WHEREAS, the parties hereto entered into Purchase Agreement No. 2191 dated November 25, 1998 (the Agreement), as amended and supplemented, relating to Boeing Model 737-7V3 and 737-8V3 aircraft (the Aircraft); and

WHEREAS, Customer and Boeing have come to agreement on the **Material Redacted**; and

WHEREAS, Boeing and Buyer have mutually agreed to amend the Agreement to incorporate the effect of these and certain other changes;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to amend the Agreement as follows:

1.1. Table of Contents, Tables and Letter Agreements:

1.2. Remove and replace, in its entirety the “Table of Contents”, with the “Table of Contents” attached hereto and hereby made a part of the Agreement, to reflect the changes made by this Supplemental Agreement.

1.3. Table 1-8 entitled “Aircraft Information Table for Model 737- 8V3 Aircraft ” is attached hereto to reflect **Material Redacted**.

1.4. Letter Agreement No. 6-1162-LAJ-982R5 entitled “Special Matters” has been revised to **Material Redacted**.

PA No. 2191	SA No. 16

The Purchase Agreement will be deemed to be supplemented to the extent herein provided as of the date hereof and as so supplemented will continue in full force and effect.

Boeing and Customer have each caused this Supplemental Agreement to be duly executed as of the day and year first written above.

	THE BOEING COMPANY		COPA HOLDINGS, S.A.

By		By:

Its:	Attorney-In-Fact	Its:	Chief Executive Officer

PA No. 2191	Page 2	SA No. 16

TABLE OF CONTENTS

ARTICLES		SA NUMBER

1.	Quantity, Model and Description	SA 3

2.	Delivery Schedule

3.	Price

4.	Payment	SA 3

5.	Miscellaneous

TABLE
1-1	Aircraft Information Table for Model 737-7V3 Aircraft	SA 4
1-2	Aircraft Information Table for Model 737-8V3 Aircraft	SA 5
1-3	Aircraft Information Table for Model 737-7V3 Aircraft	SA 7
1-4	Aircraft Information Table for Model 737-7V3 Aircraft	SA 13
1-5	Aircraft Information Table for Model 737-8V3 Aircraft	SA 13
1-6	Aircraft Information Table for Model 737-8V3 Aircraft	SA 13
1-7	Aircraft Information Table for Model 737-8V3 Aircraft Option Aircraft	SA 13
1-8	Aircraft Information Table for Model 737-8V3 Aircraft	SA 16

EXHIBIT
A-1	Aircraft Configuration for Model 737-7V3 Aircraft	SA 3
A-2	Aircraft Configuration for Model 737-8V3 Aircraft	SA 3
B.	Aircraft Delivery Requirements and Responsibilities	SA 3

SUPPLEMENTAL EXHIBITS
AE1.	Escalation Adjustment Airframe and Optional Features	SA 10

BFE1.	BFE Variables	SA 3

CS1.	Customer Support Variables	SA 3

EE1.	Engine Escalation/Engine Warranty and Patent Indemnity

SLP1.	Service Life Policy Components

PA No. 2191	SA No. 16

LETTER AGREEMENTS		SA NUMBER

2191-01	Demonstration Flight Waiver
2191-02	Escalation Sharing
2191-03	Seller Purchased Equipment

RESTRICTED LETTER AGREEMENTS

6-1162-DAN -0123	Performance Guarantees
6-1162-DAN -0124	Special Matters
6-1162-DAN -0155	Airframe Escalation Revision
6-1162-DAN -0156	Year 2000 Ready Software, Hardware and Firmware
6-1162-DAN -0157	Miscellaneous Matters
6-1162-MJB-0017	Special Matters
6-1162-MJB-0030	Special Matters
6-1162-LAJ-874R	Special Matters	SA 5
6-1162-LAJ-874R1	Special Matters	SA 6
6-1162-LAJ-874R2	Special Matters	SA 7
6-1162-LAJ-982	Special Matters	SA 8
6-1162-LAJ-982R3	Special Matters	SA 11
6-1162-RLL-3852	737-800 Performance Guarantees	SA 9
6-1162-LAJ-982R4	Special Matters	SA 13
6-1162-RLL-3958	737-8V3 Option Aircraft	SA 13
6-1162-LAJ-982R5	Special Matters	SA 16

SUPPLEMENTAL AGREEMENTS		DATED AS OF:

Supplemental Agreement No. 1		June 29, 2001
Supplemental Agreement No. 2		December 21, 2001
Supplemental Agreement No. 3		June 14, 2002
Supplemental Agreement No. 4		December 20, 1002
Supplemental Agreement No. 5		October 31, 2003
Supplemental Agreement No. 6		September 9, 2004
Supplemental Agreement No. 7		December 9, 2004
Supplemental Agreement No. 8		April 15, 2005
Supplemental Agreement No. 9		March 16, 2006
Supplemental Agreement No. 10		May 8, 2006
Supplemental Agreement No. 11		August 30 , 2006
Supplemental Agreement No. 12		February 26, 2007
Supplemental Agreement No. 13		April 23, 2007
Supplemental Agreement No. 14		August 31, 2007
Supplemental Agreement No. 15		February 21, 2008
Supplemental Agreement No. 16		, 2008

PA No. 2191	SA No. 16

Table 1-8

Aircraft Information Table for 737-8V3

Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	737-800	174200 pounds
Engine Model/Thrust:	CFM56-7B26	26400 pounds
Airframe Price:		**Material Redacted**
Optional Features:		**Material Redacted**
Sub -Total of Airframe and Features:		**Material Redacted**
Engine Price (Per Aircraft):
Aircraft Basic Price (Excluding BFE/SPE):		**Material Redacted**
Buyer Furnished Equipment (BFE) Estimate:
Seller Purchased Equipment (SPE) Estimate:		**Material Redacted**
Refundable Deposit/Aircraft at Proposal Accept:		**Material Redacted**
Detail Specification:	D6-38808-43-1	(5/4/2005)
Airframe Price Base Year/Escalation Formula:		Jul -07	ECI-MFG/CPI
Engine Price Base Year/Escalation Formula:		N/A	N/A
Airframe Escalation Data:
Base Year Index (ECI):		**Material Redacted**
Base Year Index (CPI):		**Material Redacted**

Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Estimate Adv Payment Base Price Per A/P	At Signing 1%	24 Mos. 4%	21/18/12 /9/6 Mos. 5%	Tota 30%
	**Material	**Material	**Material	**Material	**Material	**Material	**Material
**Material Redacted**	Redacted**	Redacted**	Redacted**	Redacted**	Redacted**	Redacted**	Redacted**
	**Material	**Material	**Material	**Material	**Material	**Material	**Material
**Material Redacted**	Redacted**	Redacted**	Redacted**	Redacted**	Redacted**	Redacted**	Redacted**
TOTAL:	**Material Redacted**

PA No. 2191	SA No. 16

6-1162-LAJ-982R5

COPA HOLDINGS, S.A.

Apartado 1572

Avenida Justo Arosemena y Calle 39

Panama 1, Panama

Subject: Special Matters

Reference: Purchase Agreement No. 2191 (the Purchase Agreement) between The Boeing Company (Boeing) and COPA HOLDINGS, S.A. (Customer) relating to Model 737 aircraft (the Aircraft)

This Letter Agreement amends and supplements the Purchase Agreement. This Letter Agreement supersedes and replaces in its entirety Letter Agreement 6-1162-MJB-0017. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement. In consideration of the Aircraft orders, Boeing provides the following to Customer.

1.	**Material Redacted**

2.	**Material Redacted**

3.	**Material Redacted**

4.	**Material Redacted**

5.	**Material Redacted**

6.	**Material Redacted**

7.	**Material Redacted**

8.	**Material Redacted**

9.	**Material Redacted**

10.	**Material Redacted**

11.	**Material Redacted**

12.

Confidentiality. Customer understands that certain commercial and financial information contained in this Letter Agreement are considered by Boeing as confidential. Customer agrees that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing, disclose this Letter

PA No. 2191	SA No. 16

Agreement or any information contained herein to any other person or entity except its counsel and/or auditors or as otherwise required by law or legal process.

ACCEPTED AND AGREED TO this

Date:                                                          , 2008

THE BOEING COMPANY

By

        Its Attorney-In-Fact

COPA HOLDINGS, S.A.

By

        Its Chief Executive Officer

PA No. 2191	SA No. 16